                                                           EXHIBIT 4.3 (Part 1)


                              AMENDED AND RESTATED
                                   COPYRIGHT
                            MORTGAGE AND ASSIGNMENT;
                               POWER OF ATTORNEY


                 This AMENDED AND RESTATED COPYRIGHT MORTGAGE AND ASSIGNMENT; POWER OF ATTORNEY is entered into as of January 31, 1995, by SPELLING ENTERTAINMENT GROUP INC. ("SEGI"), SPELLING ENTERTAINMENT INC. ("SEI"), AARON SPELLING PRODUCTIONS, INC. ("ASP"), SPELLING FILMS INTERNATIONAL, INC. ("SFI"), SPELLING TELEVISION INC. ("STI"), TORAND PRODUCTIONS INC. ("TPI"), WORLDVISION ENTERPRISES, INC. ("WORLDVISION"), LAUREL ENTERTAINMENT, INC. ("LAUREL"), HAMILTON PROJECTS, INC. ("HAMILTON"), LAUREL TV, INC. ("LTV"), LAUREL-KING, INC. ("LKI"), LAUREL PICTURES INC. ("LPI"), REPUBLIC ENTERTAINMENT INC. ("RPI"), REPIX, INC. ("RI"), REPUBLIC DISTRIBUTION CORPORATION ("RDC"), REPUBLIC PICTURES ENTERTAINMENT INC. ("RPEI") REPUBLIC PICTURES TELEVISION ("RPT") and VIRGIN INTERACTIVE ENTERTAINMENT, INC. ("VIE") and the other subsidiaries of SEGI that are parties hereto (each a "GRANTOR" and collectively, "GRANTORS") in favor of and for the benefit of VIACOM INC. ("Lender").

                                    RECITALS

                 1. SEGI, SEI, ASP, SFI, STI, TPI, Worldvision, Laurel, Hamilton, LTV, LKI, LEI LPI, RPI, RI, RDC, RPEI, RPT and VIE (individually a "BORROWER" and collectively the "BORROWERS") and Lender have entered into an Amended and Restated Credit Agreement dated as of January 31, 1995, (said Amended and Restated Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Amended and Restated Credit Agreement"; capitalized terms used herein without definition shall have the meanings assigned those terms in the Amended and Restated Credit Agreement).

                 2. Grantors have executed and delivered an Amended and Restated Guaranty dated as of January 31, 1995 (said Amended and Restated Guaranty, as it may hereafter be amended, supplemented or modified from time to time, being the "AMENDED AND RESTATED GUARANTY") in favor of Lender, pursuant to which, inter alia, the Grantors have guaranteed the Guaranteed Obligations (as that term is defined in the Amended and Restated Guaranty).

                 3. Lender and Grantors have entered into an Amended and Restated Pledge and Security Agreement dated as of January 31, 1995 (said Amended and Restated Pledge and Security Agreement, as it may hereafter be amended, supplemented or modified from time to time, being the "AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT") pursuant to which, inter alia, the Grantors have mortgaged, pledged, assigned and granted to Lender a continuing security interest in all of the Grantors' rights, titles and interests (but none of the Grantors' obligations or liabilities with respect to) in and to the Collateral in order to secure the payment and performance of the Secured Obligations (as the terms "Collateral" and "Secured Obligations" are defined in the Amended and Restated Pledge and Security Agreement).





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

                 NOW, THEREFORE, KNOW ALL PEOPLE BY THESE PRESENTS that for good and valuable consideration, receipt of which is hereby acknowledged, the undersigned Grantors do hereby mortgage, assign, grant, convey and transfer for security to Lender and Lender's successors and assigns, throughout the world, in perpetuity, all of Grantors' rights, titles and interests of every kind and nature, without limitation, (but none of Grantors' obligations or liabilities) in and to (a) all of the copyrights, rights, titles and interests of every kind and nature without limitation in and to copyrights and works protectable by copyright, which are presently, or in the future may be, owned, created, authored (as a work for hire or otherwise), acquired or used (whether pursuant to a license or otherwise) by Grantors, in whole or in part, and all common law and other rights and interests in copyrights throughout the world, including all copyright licenses (the "COPYRIGHT RIGHTS") with respect thereto and all registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such copyrights, registrations and Copyright Rights and to register works protectable by copyright, including, without limitation: (i) all of Grantors' rights, titles and interests, to the extent that they now have or hereafter acquire the same, in and to the works listed on SCHEDULE 1 attached hereto, as the same may be amended from time to time (the "WORKS"); (ii) all of Grantors' rights, titles and interests, to the extent that they now have or hereafter acquire the same, in and to all renewals and extensions of the copyrights in and to the Works that may be secured under the law now or hereafter in force and effect; and (iii) all of Grantors' rights, titles and interests, to the extent that they have the same, to make and exploit derivative works based on or adopted from the Works (the "DERIVATIVE WORKS"); and it being understood and agreed that the foregoing shall include, without limitation, rights and interests pursuant to licensing or other contracts in favor of Grantors pertaining to copyrights and works protectable by copyright presently or in the future owned or used by third parties; (b) all proceeds of any and all of the foregoing (including, without limitation, license royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing; and (c) to the extent not otherwise included in the foregoing, all of the "COLLATERAL" described on SCHEDULE 2 attached hereto and incorporated herein by this reference.

                 Grantors agree that if any person, firm or corporation shall do or perform any acts which the Lender believes to constitute a copyright infringement of the Works or any Derivative Works, or constitute a plagiarism, or violate or infringe any rights of Grantors or the Lender therein or if any person, firm or corporation shall do or perform any acts which the Lender believes to constitute an unauthorized or unlawful distribution, exhibition, or use thereof, then and in any such event, the Lender may and shall have the right (but not the obligation) to take such steps and institute such suits or proceedings as the Lender may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. The Lender may take such steps or institute such suits or proceedings in its own name or in the name of Grantors, or any of them, or in the names of the parties jointly. Without limiting the generality of the foregoing, the aforesaid conveyance and assignment for security includes all prior choses-in-action, at law, in equity and otherwise, the right to recover all damages and other sums, and the right to other relief allowed or awarded at law, in equity, by statute or otherwise.

                 Effective upon occurrence, and during the continuance, of an Event of Default (as defined in the Amended and Restated Credit Agreement), the Grantors hereby irrevocably constitute and appoint the Lender their lawful attorney-in-fact to do all acts and things permitted or contemplated by the terms hereof and the Amended and Restated Credit Agreement, the Amended and Restated Guaranty, the Amended and Restated Pledge and Security Agreement and the other Credit Documents and this Copyright Mortgage and Assignment is expressly made subject to the terms and conditions contained in said documents which are incorporated herein by reference as if set forth in full.

                 This Amended and Restated Copyright Mortgage and Assignment shall be governed by and construed in accordance with the internal laws of the State of New York and the United States without regard to the conflicts or choice of law provisions thereof.

Dated as of January 31, 1995.

                                                   GRANTORS:

                                        SPELLING ENTERTAINMENT GROUP INC.

                                        By: /s/ Thomas P. Carson
                                           ---------------------------------
                                        Title:  Executive Vice President
                                              ------------------------------

                                                   SPELLING ENTERTAINMENT INC.


                                        By: /s/ Thomas P. Carson
                                           ---------------------------------
                                        Title: Executive Vice President
                                              ------------------------------




                  [Remainder of page intentionally left blank]


                     [Additional signature page to follow]





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                   [Signatures continued from previous page]

                                        AARON SPELLING PRODUCTIONS, INC.
                                        SPELLING FILMS INTERNATIONAL, INC.
                                        SPELLING TELEVISION INC.
                                        TORAND PRODUCTIONS INC.
                                        WORLDVISION ENTERPRISES, INC.
                                        LAUREL ENTERTAINMENT, INC.
                                        HAMILTON PROJECTS, INC.
                                        LAUREL TV, INC.
                                        LAUREL-KING, INC.,
                                        LAUREL PICTURES INC.
                                        REPUBLIC ENTERTAINMENT INC.
                                        REPIX, INC.
                                        REPUBLIC DISTRIBUTION CORPORATION
                                        REPUBLIC PICTURES ENTERTAINMENT INC.
                                        REPUBLIC PICTURES TELEVISION
                                        BY:     REPUBLIC PICTURES
                                                ENTERTAINMENT INC.
                                        ITS:    GENERAL PARTNER
                                        VIRGIN INTERACTIVE ENTERTAINMENT, INC.


                                        By: /s/ Thomas P. Carson
                                           -----------------------------------
                                        As an authorized officer of each of the
                                        foregoing corporations

ACCEPTED AND AGREED TO:

VIACOM INC.
as Lender


By:
   -------------------------------
Title:
      ----------------------------

                                                          EXHIBIT 4.3 (Part 2)


                                   SCHEDULE 2



                 The "COLLATERAL" shall mean all of each Grantor's right, title and interest in and to (but none of its obligations or liabilities with respect to) all of its personal property including, without limitation, the items and type of present and future property of such Grantor described in Sections (A) through (O) (subject, however, to Section (P)), whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located including, without limitation, the following:

                 (A) Rights to Payment of Money. All rights to receive the payment of money, including accounts (as defined in the UCC), receivables, rights to receive the payment of money under contracts, franchises, licenses, permits, subscriptions or other agreements (whether or not earned by performance), and rights to receive payments from any other source;

                 (B) Chattel Paper. All writings which evidence both a monetary obligation and a security interest in or lease of specific goods; when a transaction is evidenced both by a security agreement or a lease and by an instrument (as described in Section (F) below) or series of such instruments, the group of writings taken together constitutes chattel paper;

                 (C) Documents. All documents of title, including any bill of lading, dock warrant, dock receipt, laboratory pledgeholder agreement, laboratory access agreement, warehouse receipt or order for the delivery of inventory, and also any other document or receipt which in the regular course of business or financing is treated as adequately evidencing that the Person (as defined in that certain Amended and Restated Credit Agreement dated as of January 31, 1995 (the "AMENDED AND RESTATED CREDIT AGREEMENT"), among Grantors and Lender) in possession of it is entitled to receive, hold and dispose of the document and the goods it covers;

                 (D) Tangible Personal Property. All goods, machinery, electrical and electronic components, equipment, computers, computer equipment, furniture, office machinery, appliances, implements and all other tangible personal property of every kind and description and used or anticipated to be used in its businesses wherever located, and all goods of like kind or type hereafter acquired in substitution or replacement thereof and all additions and accessions thereto;

                 (E) General Intangibles. All other personal property (including things in action) which is not elsewhere described herein. General intangibles includes, without limitation, all United States and foreign inventions, processes, formulae, computer software, designs, trade secrets, rights in proprietary information, licenses, patents, patent rights, patent applications, copyrights, copyright rights, copyright applications, trademarks, trademark rights, trademark applications, and all related goodwill, service marks, service mark rights, service mark applications, and all related goodwill, trade names, trade name rights, business names, and other like business property rights, including to the extent such security interest and the related assignment are permitted by law, all permits, licenses and entitlements necessary for operation of equipment, and all applications to acquire any such rights or on file or for which application may at any time be made in the future, contracts, franchises, licenses, permits, subscriptions and





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other agreements and all rights thereunder, rights granted by others which permit the Grantor to sell or market items of personal property, documents, good will, judgments, causes in action and claims, whether or not inchoate, and all other general intangibles (as defined in the UCC) and intangible property and all rights thereunder;

                 (F) Instruments. All drafts, checks, certificates of deposit, notes, bills of exchange and other writings which evidence a right to the payment of money and are not themselves security agreements or leases and are of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment;

                 (G) Inventory. All inventory in all of its forms including, but not limited to, (1) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (2) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (3) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (4) all goods which are returned to or repossessed by Grantor and all accessions thereto and products thereof (all such inventory, accessions and products being the "INVENTORY");

                 (H) Fixtures. All plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

                 (I) Pledged Securities. Except as provided for in Section (P)(4) below, the shares of stock of any present or future Subsidiary (as defined in the Amended and Restated Credit Agreement) of such Grantor or any other Person and similar evidences of other securities or investments in any present or future Subsidiary of such Grantor or any other Person which is a corporation, and all partnership, joint venture or similar interests in any present or future Subsidiary of such Grantor or any other Person which is a partnership or joint venture, and all Indebtedness (as defined in the Amended and Restated Credit Agreement) from time to time owing to such Grantor by any present or future Subsidiary of such Grantor or any other Person (collectively, the "PLEDGED SECURITIES") certificates representing such Pledged Securities or other evidences of ownership of such Pledged Securities, including, without limitation, investments and Indebtedness, and all cash, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any or all of said Pledged Securities.

                 (J) Film Collateral. All of the following to the extent not included in any other Section of this Exhibit A: without limiting the generality of Sections (A) through (I), the Collateral shall include all of the right, title and interest of any kind or nature whatsoever of any Grantor in and to (but none of Grantor's obligations or liabilities with respect to) all items of Product (as used herein the term "PRODUCT" means any feature or non-feature motion picture, whether produced for theatrical, non-theatrical or television release or for release in any other medium, and any film, videotape, cassette, cartridge, disk or on or by any other means, method, process or device whether now known or hereafter developed, which any Grantor or any Subsidiary of any Grantor has produced or is to produce or with respect to which any Grantor or any Subsidiary of any Grantor has or acquires or is to acquire all or part of the theatrical, videotape, cassette, disc, television or other distribution rights)) and Product Rights (as used herein the term "PRODUCT RIGHTS" means (a) any rights, whether arising under written contracts or otherwise, to sell, produce, distribute, subdistribute, exhibit, lease, sublease, license, sublicense or otherwise exploit Product, including rights under so-called "pick up" arrangements and other contracts and agreements relating to the acquisition of Product or any interest therein in any market, including the theatrical, non-theatrical, stage, television (including broadcast, cable and pay television) and home markets, whether by film, videotape, cassette cartridge, disc or by any other means, method, process or device now known or hereafter developed, (b) any rights to sell trailer and advertising accessories relating to Product, (c) any sequel, series, serial, re-issue or re-make rights relating to Product, and (d) any rights to exploit any element or component of Product or any ancillary rights relating to Product, including merchandising and character rights, stage rights, sound track recording rights and music publishing rights relating to any music embodied in or written for Product, including the right to grant; licenses to print, perform or mechanically reproduce such music) and all goods, tangible property and intangible property related to such items of Product and Product Rights, whether now owned or in existence or hereafter made, acquired or created (collectively, the "FILM COLLATERAL"), including, without limitation, the following:

                 (1) All rights of every kind and nature (including, without limitation, copyrights) in and to any literary, trademark, service mark, literary property right, personal right, musical, dramatic or other literary material of any kind or nature upon which, in whole or in part, any item of Product or Product Rights is or may be based, or from which it is or may be adapted or inspired or which may be or has been used or included in any item of Product or Product Rights including, without limitation, all scripts, scenarios, screenplays, bibles, stories, treatments, novels, outlines, books, titles, concepts, manuscripts or other properties or materials of any kind or nature in whatever state of completion and all drafts, versions and variations thereof (collectively, the "LITERARY PROPERTY");

                 (2) All tangible personal property and physical properties of every kind or nature of or relating to any item of Product or Product Rights and all versions thereof, including, without limitation, all physical properties relating to the development, production, completion, delivery, exhibition, distribution or other exploitation of any item of Product or Product Rights, and all versions thereof or any part thereof, including, without limitation, the Literary Property, exposed film, developed film, positives, negatives, prints, answer prints, special effects, preprint materials (including interpositives, negatives, videotapes, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, video masters and all other forms of preprint elements which may be necessary or useful to produce prints or other copies or additional preprint elements, whether now known or hereafter devised), sound tracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims, all contracts, credit lists, music licenses, all promotional materials relating to any item of Product or Product Rights, including, without limitation, transparencies, posters, press books, publicity kits, still photographs and promotional trailers and any and all other physical properties of every kind and nature relating to any item of Product in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof (hereinafter referred to collectively as the "PHYSICAL PROPERTIES");





                                       3
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                 (3)      All rights of every kind or nature in and to any and
         all music and musical compositions created for, used in or to be used in connection with any item of Product or Product Rights including, without limitation, all copyrights therein and all rights to perform, copy, record, rerecord, produce, publish, reproduce or synchronize any or all of said music and musical compositions as well as all other rights to exploit such music including record, sound track recording, and music publishing rights;

                 (4) All collateral, allied, ancillary, subsidiary, publishing and merchandising rights of every kind and nature, without limitation, derived from, appurtenant to or related to any item of Product, Product Rights or the Literary Property, including, without limitation, all production, exploitation, reissue, remake, sequel, serial or series production rights by use of film, tape or any other recording devices now known or hereafter devised, whether based upon, derived from or inspired by any item of Product, Product Rights, the Literary Property or any part thereof; all rights to use, exploit and license others to use or exploit any and all novelization, publishing, merchandising rights and commercial tie-ups arising out of or connected with or inspired by any item of Product, Product Rights, the Literary Property, the title or titles of any item of Product, or said Literary Property, the characters appearing in the item of Product, Product Rights or said Literary Property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to any item of Product, all remakes or sequels thereof, any Product Rights and/or said Literary Property;

                 (5) All rights of every kind or nature, present and future, in and to all agreements relating to the development, production, completion, delivery and exploitation of any item of Product, including, without limitation, all agreements for personal services, including the services of writers, directors, cast, producers, special effects personnel, personnel, animators, cameramen and other creative, artistic and technical staff and agreements for the use of studio space, equipment, facilities, locations, animation services, special effects services and laboratory contracts;

                 (6) All insurance and insurance policies heretofore or hereafter placed upon any item of Product, Product Rights, the Physical Properties or the insurable properties thereof and/or any person or persons engaged in the development, production, completion, delivery or exploitation of any item of Product or Product Rights and the proceeds thereof;

                 (7) All copyrights, rights in copyrights, interests in copyrights, applications for copyrights, and renewals and extensions of copyrights, domestic and foreign, heretofore or hereafter obtained upon any item of Product, Product Rights or the Literary Property or any part thereof, and the right (but not the obligation) to make publication thereof for copyright purposes, to register claims under copyright, and the right (but not the obligation) to renew and extend such copyrights, and the right (but not the obligation) to sue in the name of any Grantor or any of its Subsidiaries or in the name of Lender for past, present and future infringements of copyright;

                 (8) All rights to produce, acquire, release, sell, distribute, subdistribute, lease,





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         sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize or otherwise exploit any item of Product, Product Rights, the Literary Property and any and all rights therein (including, without limitation, the rights referred to in Section
         (J)(4) above) in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe, including, without limitation, by projection, radio, all forms of television (including, without limitation, free, pay-per-view, pay, toll, cable, sustaining subscription, sponsored and direct satellite broadcast), in theaters, non-theatrically, or cassettes, cartridges and discs and by any and all other scientific, mechanical or electronic means, methods, processes or devices now known or hereafter conceived, devised or created;

                 (9) All rights of any Grantor or any of its Subsidiaries, of any kind or nature, direct or indirect, to acquire, produce, develop, reacquire, finance, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize, or otherwise exploit any item of Product, Product Rights or any other rights in any item of Product, including, without limitation, pursuant to agreements entered into by any Grantor or any of its Subsidiaries, which relate to the ownership, production, distribution or financing of the item of Product, including without limitation, (a) all rights of any Grantor or any of its Subsidiaries to receive moneys due or to become due pursuant to any such agreement, (b) all rights of any Grantor or any of its Subsidiaries to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any such agreement, (c) claims of any Grantor or any of its Subsidiaries for damages arising out of or for breach of or default under any such agreement and (d) all rights of any Grantor or any of its Subsidiaries to terminate any such agreement, to perform thereunder and to compel performance and otherwise exercise any and all rights and remedies thereunder.

                 (10) Any and all tangible and intangible personal property including without limitation general intangibles (as defined in the UCC), not elsewhere included in this definition, constituting or relating to any item of Product or Product Rights which may arise in connection with the creation, production, completion, delivery, financing, ownership, possession or exploitation of any item of Product or Product Rights;

                 (11) The pledgeholder, laboratory access, or film warehousing agreements relating to any item of Product or Product Rights and any and all documents, receipts or books and records, including, without limitation, documents or receipts of any kind or nature issued by any pledgeholder, warehouseman or bailee with respect to any item of Product, Product Rights and any Physical Property relating thereto;

                 (12) All contract rights and general intangibles (and all proceeds and products thereof) relating to the grant or license by any Grantor or any of its Subsidiaries to any Person of any right to release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize, or otherwise exploit any item of Product or Product Rights or any rights in any item of Product or Product Rights pursuant to any agreements entered into by any Grantor or any of its Subsidiaries which relate to the ownership, production, distribution or financing of any item of Product or Product Rights including, without limitation, (a) all rights of any





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
         Grantor or any of its Subsidiaries to receive moneys due or to become due pursuant to any such agreement, (b) all rights of any Grantor or any of its Subsidiaries to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any such agreement, (c) claims of any Grantor or any of its Subsidiaries for damages arising out of or for breach of or default under any such agreement and (d) the right of any Grantor or any of its Subsidiaries to terminate any such agreement, to perform thereunder and to compel performance and otherwise exercise any and all rights and remedies thereunder (collectively, the "ASSIGNED AGREEMENTS");

                 (13) All machines, electrical and electronic components, equipment, fixtures, trailers, implements and other tangible personal property of every kind and description now owned or hereafter acquired by any Grantor or any of its Subsidiaries (including, without limitation, all wardrobe, props, mikes, scenery, sound stages, movable, permanent or vehicular dressing rooms, sets, lighting equipment, cameras and other photographic, sound recording and editing equipment, projectors, film developing equipment and machinery), and all goods of like kind or type hereafter acquired by any Grantor or any of its Subsidiaries in substitution or replacement thereof, and all additions and accessions thereto relating to the production or exploitation of items of Product and/or Product Rights; and

                 (14) The following personal property, whether now owned or hereafter acquired: (a) the title or titles of any item of Product or Product Rights and all rights of any Grantor or any of its Subsidiaries to the exclusive use thereof including rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity and (b) all inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, whether now owned or hereafter acquired, and the accompanying goodwill and other like business property rights relating to any item of Product or Product Rights, and the right (but not the obligation) to register a claim under trademark or patent and to renew and extend such trademarks or patents and the right (but not the obligation) to sue in the name of any Grantor or any of its Subsidiaries or in the name of Lender for past, present or future infringement of trademark or patents.





         (K)     Bank Accounts; Cash and Cash Equivalents.

                 (1) All deposit and other accounts and any extension or renewal of such accounts and all certificates and instruments, if any, from time to time representing or evidencing such accounts opened in the name of any Grantor with any bank or other financial institution (collectively, the "BANK ACCOUNTS");

                 (2) All monies on deposit in any Bank Account, all account investments relating thereto from time to time and all certificates and instruments, if any, from time to time representing or evidencing the account investments;

                 (3) All notes, commercial paper, certificates of deposit, bankers' acceptances and other instruments from time to time delivered to or otherwise possessed by Grantor for or on behalf of any Grantor in addition to or in substitution for any account investment; and

                 (4) All interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Collateral described in this Section (K).

         (L) Books and Records. All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

         (M) Other General Intangibles. To the extent not included in any other paragraph of this Exhibit A, all other general intangibles (including, without limitation, tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

         (N) All Other Property. All other property, assets and items of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable;

         (O) Proceeds and Products. All proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes hereof, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary;

         (P) Excluded Property. Notwithstanding Sections (A) through (O), the Collateral shall not include:

                 (1) any rights arising under, and any property, tangible or intangible, acquired under, any agreement executed by any Grantor to the extent that such agreement validly prohibits the creation by any Grantor of a security interest in such rights or property.

                 (2) any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein.

                 (3) the items described in Section (Q) (but only to the extent Lender has not specified that such items be included in the Collateral pursuant thereto).

                 (4) capital stock of other companies in the entertainment industry which are not Affiliates (as defined in the Amended and Restated Credit Agreement) of any Grantor having a cost to the Grantor not exceeding $25,000 in the aggregate.





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         (Q)     Additional Collateral.  As additional Collateral, each Grantor covenants that it will mortgage, pledge and collaterally grant and assign to the Lender and will create a security interest in favor of the Lender in, all of its right, title and interest in and to (but none of its liabilities or obligations with respect to) such of the following present or future items as the Lender may from time to time specify by notice to SEGI, whether now owned or hereafter acquired, and the proceeds and products thereof (except to the extent consisting of rights or property of the types referred to in Section
(P)), all of which shall thereupon be included in the term "COLLATERAL":

                 (1) Real Property. All real property and immovable property and fixtures, leasehold interests and easements wherever located, together with any and all estates and interests of the Grantor therein, including lands, buildings, stores, manufacturing facilities and other structures erected on such property, fixed plant, fixed equipment and all permits, rights, licenses, benefits and other interests of any kind or nature whatsoever in respect of such real and immovable property.

                 (2) Motor Vehicles and Airplanes. All motor vehicles and airplanes.



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